UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2008

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605)  333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition.

On July 28, 2008, HF Financial Corp. (the “Company”) issued a press release regarding results for the quarter and fiscal year ended June 30, 2008.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1, which is incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01  Other Events.

Quarterly Cash Dividend

The company announced on July 28, 2008 that it would pay a quarterly cash dividend of 11.25 cents per share for the fourth quarter of the 2008 fiscal year.  This is an increase from 10.75 cents per share paid in the previous quarter.  The dividend will be paid on August 15, 2008 to stockholders of record on August 8, 2008.  A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits:

99.1 Press release dated July 28, 2008 regarding results for the quarter and fiscal year ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	July 28, 2008	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	July 28, 2008	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)